UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
Date of Report (Date of Earliest Event Reported):
February 6, 2006
MONRO MUFFLER BRAKE, INC.
(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On February 6, 2006, the Company signed an Amended and Restated Employment Agreement with Catherine D’Amico, Executive Vice President and Chief Financial Officer of the Company.
The Agreement provides a base salary to be reviewed annually, plus a bonus, based upon the Company’s achievement of performance targets set by the Compensation Committee. The Employment Agreement with Ms. D’Amico includes a covenant against competition with the Company for two years after termination. The Agreement provides Ms. D’Amico with a minimum of one year’s salary and certain additional rights in the event of a termination without cause (as defined therein), or a termination in the event of a change in control of the Company (as defined therein).
A copy of Ms. D’Amico’s Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement by and between Monro Muffler Brake, Inc. and Catherine D’Amico, entered into on February 6, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC.
(Registrant)

February 7, 2006	By:	/s/ Maureen E. Mulholland

Maureen E. Mulholland
Secretary General Counsel and Assistant Secretary